UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2015

Cytokinetics, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(650) 624-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On May 20, 2015, Cytokinetics, Inc. (the “Company”) held its Annual Meeting of Stockholders in South San Francisco, California. Of the 38,708,532 shares of the Company’s common stock entitled to vote at the meeting, 22,936,300 shares of common stock, or 59.25%, of the total eligible votes to be cast, were represented at the meeting in person or by proxy, constituting a quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting were as follows:

Proposal 1: Election of Directors

The stockholders elected Robert I. Blum and Sandford D. Smith as Class II Directors, each to serve for a three-year term and until their successors are duly elected and qualified. The voting for each director was as follows:

Name	For	Withheld	Broker Non-Vote
Robert I. Blum	22,793,713	142,587	0
Sandford D. Smith	22,778,844	157,456	0

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The stockholders ratified the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The votes were as follows:

For	Against	Abstain	Broker Non-Vote
22,748,758	176,680	10,862	0

Proposal 3: Approval of the Amended and Restated 2004 Equity Incentive Plan and approval of increase in the number of authorized shares reserved for issuance under the Amended and Restated 2004 Employee Stock Purchase Plan

The stockholders approved the Amended and Restated 2004 Equity Incentive Plan and approved an increase in the number of authorized shares reserved for issuance under the Amended and Restated 2004 Equity Incentive Plan by 3,130,000 shares. The votes were as follows:

For	Against	Abstain	Broker Non-Vote
22,051,267	806,445	78,588	0

Proposal 4: Approval of the 2015 Employee Stock Purchase Plan and authorization of the number of shares reserved for issuance under the Company’s 2015 Employee Stock Purchase Plan

The stockholders approved the 2015 Employee Stock Purchase Plan and authorized 500,000 shares of stock to be reserved for issuance under the 2015 Employee Stock Purchase Plan. The votes were as follows:

For	Against	Abstain	Broker Non-Vote
22,585,564	259,942	90,794	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

May 21, 2015	By:	/s/ Sharon A. Barbari
	Name:	Sharon A. Barbari
	Title:	Executive Vice President, Finance and Chief Financial Officer